Exhibit 99.1

JFrog Announces Second Quarter 2025 Results

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Total Revenues of $127.2 million; up 23% Year-over-Year
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Cloud Revenues of $57.1 million; up 45% Year-over-Year
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Customers with ARR greater than $1 million equaled 61, up 45% Year-over-Year
•
Released remote AI MCP server & partnered with NVIDIA’s Enterprise AI Factory

Sunnyvale, Calif., August 7, 2025 – JFrog Ltd. (“JFrog”) (Nasdaq: FROG), the Liquid Software company and creators of the JFrog Software Supply Chain Platform, today announced financial results for its second quarter ended June 30, 2025.

“With a unified focus on DevOps, Security, and MLOps, JFrog has positioned itself as a system of record for all software packages, and a leader in the fast-growing AI ecosystem as a gold-standard model registry,” said Shlomi Ben Haim, CEO and Co-founder of JFrog. “Our Q2 results reflect continued strong execution amid a period of ongoing uncertainty. We remain focused on disciplined operations, while driving high-quality, sustainable growth across the business.”

Second Quarter 2025 Financial Highlights

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Revenue for the second quarter of 2025 was $127.2 million, up 23% year-over-year.
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GAAP Gross Profit was $97.0 million; GAAP Gross Margin was 76.3%.
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Non-GAAP Gross Profit was $105.7 million; Non-GAAP Gross Margin was 83.1%.
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GAAP Operating Loss was ($26.0) million; GAAP Operating Margin was (20.4%).
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Non-GAAP Operating Income was $19.4 million; Non-GAAP Operating Margin was 15.2%.
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GAAP Net Loss Per Share was ($0.19); Non-GAAP Diluted Earnings Per Share was $0.18.
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Operating Cash Flow was $36.1 million; Free Cash Flow of $35.5 million.
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Cash, Cash Equivalents and Investments were $611.7 million as of June 30, 2025.
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Remaining performance obligations were $476.7 million as of June 30, 2025.

Recent Business & Product Highlights

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Cloud revenue equaled $57.1 million during the second quarter of 2025, an increase of 45% year-over-year. Cloud revenue represented 45% of total revenue, compared to 38% in the year-ago period.
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Net Dollar Retention rate for the trailing four quarters was 118%.
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Customers with greater than $1 million ARR increased to 61, up from 42 in the year-ago period.
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Customers with greater than $100K ARR increased to 1,076, compared with 928 in the year-ago period.
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Customers adopting the end-to-end JFrog Platform Enterprise+ subscription represented 55% of total revenue during the second quarter of 2025, versus 50% in the year-ago period.
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Announced a deepening relationship with NVIDIA as part of their “Enterprise AI Factory” validated design.
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Announced release of remote MCP server to enable agentic AI interaction with the JFrog Platform.

Third Quarter and Fiscal Year 2025 Outlook

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Third Quarter 2025 Outlook:
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Revenue between $127.0 million and $129.0 million
o
Non-GAAP operating income between $16.5 million and $18.5 million
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Non-GAAP net income per diluted share between $0.15 and $0.17, assuming approximately 122 million weighted average diluted shares outstanding
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Fiscal Year 2025 Outlook:
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Revenue between $507.0 million to $510.0 million
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Non-GAAP operating income between $75.0 million and $78.0 million
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Non-GAAP net income per diluted share between $0.68 and $0.70, assuming approximately 121 million weighted average diluted shares outstanding

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Conference Call Details

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Event: JFrog’s Second Quarter 2025 Financial Results Conference Call
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Date: Thursday, August 7, 2025
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Time: 2:00 p.m. PT (5:00 p.m. ET)

A live webcast of the conference call will be accessible from the investor relations website at https://investors.jfrog.com/events-and-presentations.

About JFrog

JFrog Ltd. (Nasdaq: FROG), the creators of the unified DevOps, DevSecOps and MLOps platform, is on a mission to create a world of software delivered without friction from developer to production. Driven by a “Liquid Software” vision, the JFrog Software Supply Chain Platform is a single system of record that powers organizations to build, manage, and distribute software quickly and securely, ensuring it is available, traceable, and tamper-proof. Integrated security features also help identify, protect, and remediate against threats and vulnerabilities. JFrog’s hybrid, universal, multi-cloud platform is available as both SaaS services across major cloud service providers and self-hosted. Millions of users and 7K+ customers worldwide, including a majority of the Fortune 100, depend on JFrog solutions to securely embrace digital transformation. Learn more at www.jfrog.com or follow us on X @JFrog.

Forward-Looking Statements:

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding JFrog’s future financial performance, including our outlook for the third quarter and for the full year of 2025, expectations regarding the market and revenue potential for the JFrog Platform, including JFrog Artifactory, JFrog Xray, JFrog Curation, JFrog Advanced Security, JFrog ML and JFrog Runtime Security, and including the efficacy and benefit of integrating of any of the foregoing with other products and platform, our expectations regarding the mission-critical nature of the “JFrog Platform” to our customers’ infrastructure and its growth potential, the growth potential of our cloud business, including hybrid and multi-cloud, our expectations regarding potential for growth in and market opportunities within DevOps, DevSecOps, Security, AI, and MLOps, our ability to provide effective tools and solutions to detect and remediate security vulnerabilities, our expectations regarding our strategic integrations and collaborations, including with NVIDIA, the ability of our strategic sales team to grow the business across top-tier accounts, our ability to expand usage of our platform in the government and commercial sectors, our ability to contribute data to global security standards bodies, our ability to innovate and meet market demands and the software supply chain needs of our customers and our expectations regarding the integration and adoption of MLOps technologies into our business, including our ability to successfully integrate into our business operations, and expectations regarding customer expansions. These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release and our earnings call, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; our ability to integrate and realize anticipated synergies from acquisitions of complementary businesses and our strategic collaborations; risk of a security breach incident or product vulnerability; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; our ability to successfully integrate technology from acquisitions into our offerings; our ability to provide continuity to our respective customers and realize innovation following our acquisitions; and general market, political, economic, and business conditions, including uncertainty in the current macroeconomic environment. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2024, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures:

JFrog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. JFrog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate JFrog’s financial performance. JFrog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. JFrog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on JFrog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as share-based compensation, the effect of which may be significant.

JFrog defines non-GAAP gross profit, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) share-based compensation expense; (2) the amortization of acquired intangibles; (3) acquisition-related costs; and (4) income tax effects. JFrog defines free cash flow as Net cash provided by (used in) operating activities, minus capital expenditures. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing JFrog’s operating performance due to the following factors:

Share-based compensation. JFrog utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its shareholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. JFrog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related costs. Acquisition-related costs include expenses related to acquisitions of other companies. JFrog views acquisition-related costs as expenses that are not necessarily reflective of operational performance during a period.

Income tax effects. JFrog’s non-GAAP financial results are adjusted for income tax effects related to these non-GAAP adjustments and changes in our assessment regarding the realizability of our deferred tax assets, if any. Excluding income tax effects of non-GAAP adjustments provides a more accurate view of JFrog’s operating results.

Non-GAAP weighted average share count. Diluted GAAP and non-GAAP weighted-average shares are the same, except in periods that there is a GAAP loss and a non-GAAP income. The non-GAAP weighted-average shares used to compute the non-GAAP net income per share - diluted are adjusted to reflect dilution equal to the dilutive impact had there been GAAP income.

Additionally, JFrog’s management believes that the non-GAAP financial measure, free cash flow, is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

JFrog’s number of customers with annual recurring revenue (“ARR”) of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter. JFrog’s number of customers with ARR of $1 million or more is based on the ARR of each customer, as of the last month of the quarter. JFrog defines ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last month of the quarter. The ARR includes monthly subscription customers, so long as JFrog generates revenue from these customers. JFrog annualizes its monthly subscriptions by taking the revenue it would contractually expect to receive from such customers in a given month and multiplying it by 12.

JFrog’s net dollar retention rate compares its ARR from the same set of customers across comparable periods. JFrog calculates net dollar retention rate by first identifying customers (the “Base Customers”), which were customers in the last month of a particular quarter (the “Base Quarter”). JFrog then calculates the contracted ARR from these Base Customers in the last month of the same quarter of the subsequent year (the “Comparison Quarter”). This calculation captures upsells, contraction, and attrition since the Base Quarter. JFrog then divides total Comparison Quarter ARR by total Base Quarter ARR for Base Customers. JFrog’s net dollar retention rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.

Investor Contact:

Jeff Schreiner

jeffs@jfrog.com

JFROG LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Subscription—self-managed and SaaS	$121,071	$98,404	$237,496	$193,810
License—self-managed	6,149	4,639	12,131	9,544
Total subscription revenue	127,220	103,043	249,627	203,354
Cost of revenue:
Subscription—self-managed and SaaS(1)(2)(3)	30,202	21,748	60,267	42,207
License—self-managed(3)	—	145	116	290
Total cost of revenue—subscription	30,202	21,893	60,383	42,497
Gross profit	97,018	81,150	189,244	160,857
Operating expenses:
Research and development(1)(2)	47,424	37,117	90,759	72,949
Sales and marketing(1)(2)(3)	55,431	45,896	108,243	89,467
General and administrative(1)(2)	20,134	17,264	39,183	34,204
Total operating expenses	122,989	100,277	238,185	196,620
Operating loss	(25,971)	(19,127)	(48,941)	(35,763)
Interest and other income, net	6,305	6,898	12,270	13,985
Loss before income taxes	(19,666)	(12,229)	(36,671)	(21,778)
Income tax expense	2,009	2,074	3,507	1,315
Net loss	$(21,675)	$(14,303)	$(40,178)	$(23,093)
Net loss per share, basic and diluted	$(0.19)	$(0.13)	$(0.35)	$(0.21)
Weighted-average shares used in computing net loss per share, basic and diluted	115,250	108,945	114,354	107,985

(1) Includes share-based compensation expense as follows:
Cost of revenue: subscription—self-managed and SaaS	$4,209	$3,247	$8,410	$6,339
Research and development	14,186	10,175	28,163	19,842
Sales and marketing	13,357	10,440	26,087	20,253
General and administrative	6,257	4,794	12,194	9,508
Total share-based compensation expense	$38,009	$28,656	$74,854	$55,942

(2) Includes acquisition-related costs as follows:
Cost of revenue: subscription–self-managed and SaaS	$—	$4	$—	$8
Research and development	1,160	489	2,340	977
Sales and marketing	474	32	937	64
General and administrative	17	674	32	676
Total acquisition-related costs	$1,651	$1,199	$3,309	$1,725

(3) Includes amortization of acquired intangibles as follows:
Cost of revenue: subscription–self-managed and SaaS	$4,497	$2,386	$8,996	$4,772
Cost of revenue: license—self-managed	—	145	116	290
Sales and marketing	1,169	358	2,371	716
Total amortization expense of acquired intangible assets	$5,666	$2,889	$11,483	$5,778

JFROG LTD.

CONDENSED Consolidated Balance Sheets

(in thousands; unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$51,277	$49,869
Short-term investments	560,423	472,138
Accounts receivable, net	83,016	90,712
Deferred contract acquisition costs	18,143	16,465
Prepaid expenses and other current assets	24,344	20,043
Total current assets	737,203	649,227
Property and equipment, net	5,719	5,668
Deferred contract acquisition costs, noncurrent	26,456	25,029
Operating lease right-of-use assets	13,703	14,202
Intangible assets, net	49,343	60,826
Goodwill	371,512	371,512
Other assets, noncurrent	4,249	3,442
Total assets	$1,208,185	$1,129,906
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$11,262	$10,649
Accrued expenses and other current liabilities	67,915	51,885
Operating lease liabilities	7,479	7,794
Deferred revenue	260,066	247,187
Total current liabilities	346,722	317,515
Deferred revenue, noncurrent	21,827	27,060
Operating lease liabilities, noncurrent	6,360	6,182
Other liabilities, noncurrent	6,822	5,623
Total liabilities	381,731	356,380
Shareholders’ equity:
Share capital	326	315
Additional paid-in capital	1,220,235	1,132,224
Accumulated other comprehensive income	5,739	655
Accumulated deficit	(399,846)	(359,668)
Total shareholders’ equity	826,454	773,526
Total liabilities and shareholders’ equity	$1,208,185	$1,129,906

JFROG LTD.

CONDENSED Consolidated StatementS of Cash Flows

(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net loss	$(21,675)	$(14,303)	$(40,178)	$(23,093)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,556	3,826	13,270	7,625
Share-based compensation expense	38,009	28,656	74,854	55,942
Non-cash operating lease expense	2,155	2,115	4,273	4,219
Net amortization of premium or discount on investments	(1,472)	(1,738)	(3,031)	(3,746)
Losses (gains) on foreign exchange	(251)	101	(333)	354
Changes in operating assets and liabilities:
Accounts receivable	1,231	(15,336)	7,726	(5,555)
Prepaid expenses and other assets	(1,634)	(986)	(1,450)	(5,018)
Deferred contract acquisition costs	(2,354)	(1,382)	(3,105)	(1,568)
Accounts payable	647	1,579	19	(937)
Accrued expenses and other liabilities	10,662	6,105	9,528	2,892
Operating lease liabilities	(2,135)	(2,051)	(4,342)	(4,167)
Deferred revenue	6,346	10,111	7,646	7,218
Net cash provided by operating activities	36,085	16,697	64,877	34,166
Cash flows from investing activities:
Purchases of short-term investments	(135,174)	(91,240)	(284,142)	(255,943)
Maturities of short-term investments	96,253	128,982	200,086	247,605
Sales of short-term investments	—	98,178	—	98,178
Purchases of property and equipment	(627)	(732)	(1,274)	(1,573)
Net cash provided by (used in) investing activities	(39,548)	135,188	(85,330)	88,267
Cash flows from financing activities:
Proceeds from exercise of share options	3,122	861	6,874	7,707
Proceeds from employee share purchase plan	—	—	6,294	4,494
Proceeds from employee equity transactions, net of payments to tax authorities	6,470	(5,534)	7,929	(279)
Net cash provided by (used in) financing activities	9,592	(4,673)	21,097	11,922
Effect of exchange rate changes on cash, cash equivalents and restricted cash	798	(294)	764	(817)
Net increase in cash, cash equivalents, and restricted cash	6,927	146,918	1,408	133,538
Cash, cash equivalents, and restricted cash—beginning of period	45,108	71,397	50,627	84,777
Cash, cash equivalents, and restricted cash—end of period	$52,035	$218,315	$52,035	$218,315
Reconciliation of cash, cash equivalents, and restricted cash within the Condensed Consolidated Balance Sheets to the amounts shown in the Condensed Consolidated Statements of Cash Flows above:
Cash and cash equivalents	$51,277	$218,303	$51,277	$218,303
Restricted cash included in prepaid expenses and other current assets	758	12	758	12
Total cash, cash equivalents, and restricted cash	$52,035	$218,315	$52,035	$218,315

JFROG LTD.

reconciliation of GAAP to non-GAAP results

(in thousands except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of gross profit and gross margin
GAAP gross profit	$97,018	$81,150	$189,244	$160,857
Plus: Share-based compensation expense	4,209	3,247	8,410	6,339
Plus: Acquisition-related costs	—	4	—	8
Plus: Amortization of acquired intangibles	4,497	2,531	9,112	5,062
Non-GAAP gross profit	$105,724	$86,932	$206,766	$172,266
GAAP gross margin	76.3%	78.8%	75.8%	79.1%
Non-GAAP gross margin	83.1%	84.4%	82.8%	84.7%

Reconciliation of operating expenses
GAAP research and development	$47,424	$37,117	$90,759	$72,949
Less: Share-based compensation expense	(14,186)	(10,175)	(28,163)	(19,842)
Less: Acquisition-related costs	(1,160)	(489)	(2,340)	(977)
Non-GAAP research and development	$32,078	$26,453	$60,256	$52,130

GAAP sales and marketing	$55,431	$45,896	$108,243	$89,467
Less: Share-based compensation expense	(13,357)	(10,440)	(26,087)	(20,253)
Less: Acquisition-related costs	(474)	(32)	(937)	(64)
Less: Amortization of acquired intangibles	(1,169)	(358)	(2,371)	(716)
Non-GAAP sales and marketing	$40,431	$35,066	$78,848	$68,434

GAAP general and administrative	$20,134	$17,264	$39,183	$34,204
Less: Share-based compensation expense	(6,257)	(4,794)	(12,194)	(9,508)
Less: Acquisition-related costs	(17)	(674)	(32)	(676)
Non-GAAP general and administrative	$13,860	$11,796	$26,957	$24,020

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(25,971)	$(19,127)	$(48,941)	$(35,763)
Plus: Share-based compensation expense	38,009	28,656	74,854	55,942
Plus: Acquisition-related costs	1,651	1,199	3,309	1,725
Plus: Amortization of acquired intangibles	5,666	2,889	11,483	5,778
Non-GAAP operating income	$19,355	$13,617	$40,705	$27,682
GAAP operating margin	(20.4)%	(18.6)%	(19.6)%	(17.6)%
Non-GAAP operating margin	15.2%	13.2%	16.3%	13.6%

Reconciliation of net income (loss)
GAAP net loss	$(21,675)	$(14,303)	$(40,178)	$(23,093)
Plus: Share-based compensation expense	38,009	28,656	74,854	55,942
Plus: Acquisition-related costs	1,651	1,199	3,309	1,725
Plus: Amortization of acquired intangibles	5,666	2,889	11,483	5,778
Less: Income tax effects	(1,617)	(980)	(4,157)	(4,918)
Non-GAAP net income	$22,034	$17,461	$45,311	$35,434
Net income per share - basic	$0.19	$0.16	$0.40	$0.33
Net income per share - diluted	$0.18	$0.15	$0.38	$0.31
Shares used in non-GAAP net income per share calculations:
GAAP weighted-average shares used to compute net loss per share - basic and diluted	115,250	108,945	114,354	107,985
Add: Dilutive ordinary share equivalents	5,328	6,249	5,178	6,915
Non-GAAP weighted-average shares used to compute net income per share - diluted	120,578	115,194	119,532	114,900

JFROG LTD.

reconciliation of gaap cash flow from operating activities to free cash flow

(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$36,085	$16,697	$64,877	$34,166
Less: purchases of property and equipment	(627)	(732)	(1,274)	(1,573)
Free cash flow	$35,458	$15,965	$63,603	$32,593